UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Memorandum
To: All CMC Managers

From: Joe Alvarado

Date: October 20, 2011

Re: Carl Icahn
Yesterday we received notice from a company owned by Carl Icahn of his intention to initiate a proxy contest and to nominate three candidates in opposition to CMC’s slate of candidates for election to our company’s Board of Directors at the 2012 Annual Meeting of Stockholders in January. Mr. Icahn owns shares representing beneficial ownership of 9.98% of our outstanding shares.
We were not surprised by Mr. Icahn’s announcement, and, should he remain true to past practices in similar situations, we can expect additional actions from Mr. Icahn aimed at furthering his agenda. We do not find his actions to be alarming, but, rather, normal-course, and we are prepared to both consider any recommendations provided by Mr. Icahn that are in the best interests all of our stockholders, as well as prevail against those that are not.
We will keep you apprised as of Mr. Icahn’s actions and CMC’s responses, but, regardless of these events, we should all maintain our focus on our customers and running the business. Events surrounding a proxy contest can cause distractions to the business; therefore it is vitally important that we not let them distract us from our individual and group business challenges and goals. Our continued focus on profitability and achieving our business plan presents the best benefit to our stockholders and employees.
Sincerely,
/s/ Joe Alvarado
Joe Alvarado

Important Additional Information
Commercial Metals Company (“CMC”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from CMC stockholders in connection with the matters to be considered at CMC’s 2012 annual meeting of stockholders. CMC intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from CMC stockholders. CMC STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of CMC’s directors and executive officers in CMC stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the CMC’s website (www.cmc.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with CMC’s 2012 annual meeting of stockholders. Information can also be found in CMC’s Annual Report on Form 10-K for the year ended August 31, 2010, filed with the SEC on October 29, 2010. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by CMC with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at CMC’s website at www.cmc.com or by writing to CMC at 6565 N. MacArthur Blvd., Suite 800, Irving, Texas 75039, Attn: Corporate Secretary.